QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-67828 and 333-82818) pertaining to the 1992 Equity Incentive Plan, 1995 Management Stock Option Plan, 1999 Equity Incentive Plan, and 1997 Employee Stock Purchase Plan of Omnicell, Inc. and of our report dated January 25, 2002, with respect to the consolidated financial statements and financial statement schedule of Omnicell, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/  ERNST & YOUNG LLP

San Jose, California
March 21, 2002

QuickLinks

  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS